Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-86012) pertaining to the PharMerica, Inc. 401(k) Profit Sharing Plan of AmerisourceBergen Corporation of our report dated May 28, 2004, with respect to the financial statements and schedule of the PharMerica, Inc. 401(k) Profit Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

June 21, 2004

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